                                        BYLAWS


                                          OF


                               INFONAUTICS CORPORATION
                               -----------------------

                                        BYLAWS

                                          of

                               INFONAUTICS CORPORATION
                               -----------------------

                         As amended through December 16, 1996

                                      ARTICLE I

                                     SHAREHOLDERS

    Section 1.1 Annual Meeting. An annual meeting of the shareholders shall be held in each calendar year, on such date and at such time as may be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day.

    Section 1.2 Special Meetings. Special meetings of the shareholders may be called at any time by (a) the board of directors or (b) by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting. Upon written request of any person who has duly called a special meeting, the secretary shall fix the time of the meeting which shall be held not more than 30 days after the receipt of the request. If the secretary neglects or refuses to fix the time of the meeting, the person or persons duly calling the meeting may do so.

    Section 1.3 Place of Meeting. All meetings of the share-holders shall be held at the registered office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as may be designated by the board of directors from time to time.

    Section 1.4 Notice. Except as provided in Section 1.6 of the bylaws, written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person or, if he or she neglects or refuses to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least 10 days prior to the day named for a meeting called to consider a fundamental transaction under 15 Pa.C.S. Chapter 19 or at least 5 days prior to the day named for a meeting in all other cases, unless a greater period of notice is required by statute in the particular case. The notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, and, if applicable, the notice shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws in which case the notice shall include, or be accompanied by, a copy to be proposed amendment or a summary of the changes to be effected thereby.

    Section 1.5 Quorum. A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Those shareholders entitled to vote who attend a meeting called for the election of directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors.
 In other cases, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter set forth in the notice.

    Section 1.6 Adjournments. Adjournment or adjournments of any annual or special meeting of shareholders, other than one at which directors are to be elected, may be taken for such period or periods as the presiding officer of the meeting or the shareholders present in person or by proxy and entitled to vote shall direct. A meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each as the shareholders present and entitled to vote shall direct, until the directors have been elected. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting.

    Section 1.7 Action by Shareholders. Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon, except where a different vote is required by law or the articles or these bylaws.

    Section 1.8 Voting Rights of Shareholders. Unless otherwise provided in the articles, every shareholder shall be entitled to one vote for every share outstanding in such shareholder's name on the books of the Corporation.

    Section 1.9 Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. The presence of or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing by, a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

    Section 1.10 Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

    Section 1.11  Determination of Shareholders of Record.

         (a) The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 45 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares of the books of the Corporation after the record date so fixed. The board of directors may similarly fix a record date for the determination of shareholders of record for payment of dividends or for any other purpose. When a determination of shareholders of record has been made as provided in this bylaw for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

         (b)  If a record date is not fixed:

              (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

              (ii) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the secretary of the Corporation.

              (iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

    Section 1.12 Presiding Officer. All meetings of the shareholders shall be called to order and presided over by the chairperson of the board of directors, if any, if there is no chairperson or in the chairperson's absence, by the president, or, in the absence of the president, by a chairperson of the meeting elected by the shareholders.

    Section 1.13 Election of Directors. In elections for direc-tors, voting need not be by ballot, except upon demand made by a shareholder entitled to vote at the election and before the voting begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election. In each election of directors every shareholder entitled to vote shall have the right to multiply the number of votes to which such shareholder is entitled by the number of directors to be elected in the same election by the holders of the class or classes of shares of which his or her shares are a part and he or she may cast the whole number of votes thus obtained for one candidate or distribute them among any two or more candidates.

    Section 1.14 Judges Of Election. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judge or judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do such acts as may be proper to conduct the election or vote with fairness to all shareholders.
The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                      ARTICLE II

                                  BOARD OF DIRECTORS

    Section 2.1 General. All powers vested by law in the Corpor-ation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

    Section 2.2 Number, Qualifications, Term of Office. The board of directors of the Corporation shall consist of at least one and not more than seven* directors, the exact number to be set from time to time by resolution of the board of directors of the Corporation. Each director shall be a natural person of full age but need not be a resident of Pennsylvania or a shareholder of the Corporation. Each director shall hold office until the expiration of the term for which he or she was selected and until said director's successor has been selected and qualified or until said director's earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

    Section 2.3 Election. Directors of the Corporation shall be elected by the shareholders except as provided in Section 2.4 hereof.

                                  -6-
* Amended 12/16/96

    Section 2.4 Vacancies. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

    Section 2.5  Removal and Resignation.

         (a) Removal by action of shareholders. The entire board of directors or any individual director may be removed from office without assigning any cause by the vote of shareholders entitled to elect directors provided, however, that an individual director shall not be removed (unless the entire board is removed) if sufficient votes are cast against the resolution for his or her removal, if cumulatively voted at an annual meeting or other election of directors, would be sufficient to elect one or more directors to the board. In case the board or any one or more directors are so removed, new directors may be elected at the same meeting.

         (b) Removal by action of the directors. The board of directors may declare vacant the office of a director if said director: (i) has been judicially declared of unsound mind; (ii) has been convicted of an offense punishable by imprisonment for a term of more than one year; or (iii) if within 60 days after notice of his or her election, said director does not accept such office either in writing or by attending a meeting of the board of directors and fulfilling such other requirements of qualification as these bylaws or the articles may provide.

         (c) Resignation. Any director may resign at any time from his or her position as a director of the Corporation upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

    Section 2.6 Regular Meetings. The board of directors shall hold an annual meeting for the election of officers and the transaction of other proper business either as soon as practical after, and at the same place as, the annual meeting of shareholders or at such other day, hour and place as may be fixed by the board. The board of directors may designate by resolution the day, hour and place, within or without the Commonwealth of Pennsylvania, of other regular meetings.

    Section 2.7 Special Meetings. Special meetings of the board may be called by the chairperson of the board, if any, the president or any two directors. The person or persons calling the special meeting may fix the day, hour and place, within or without the Commonwealth of Pennsylvania, of the meeting.

    Section 2.8 Notice of Meetings. No notice of any annual or regular meeting of the board of directors need be given. Written notice of each special meeting of the board of directors, specifying the place, day and hour of the meeting, shall be given to each director at least 48 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board need be specified in the notice of the meeting.

    Section 2.9 Quorum of and Action by Directors. A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors except where a different vote is required by law or the articles or these bylaws. Every director shall be entitled to one vote. There shall be voting by proxy.

    Section 2.10 Interested Directors or Officers; Quorum. A con-tract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise in which one or more of this Corporation's directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the common or interested director or officer is present at or participates in the meeting of the board that authorizes the contract or transaction, or solely because the common or interested director's or officer's vote is counted for such purpose, if: (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (b) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (c) the contract or transaction is fair as to this Corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes a contract or transaction specified in this Section 2.10.

    Section 2.11 Compensation. By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors or committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or committee thereof or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor and a director may be a salaried officer or employee of the Corporation.

    Section 2.12 Presumption of Assent. A director of the Corp-oration who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of a meeting incorrectly omitted said director's dissent if, promptly upon receipt of a copy of such minutes, said director notifies the secretary, in writing, of the asserted omission or inaccuracy.

    Section 2.13 Presiding Officer. All meetings of the board of directors shall be called to order and presided over by the chairperson of the board of directors, if any, or, if there is no chairperson or in the chairperson's absence, by the president or, in the absence of the chairperson and president, by a chairperson of the meeting elected at such meeting by the board of directors.


                                     ARTICLE III

                               COMMITTEES OF THE BOARD

    Section 3.1 Committees of the Board. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee. A committee, to the extent provided in the resolution of the board of directors creating it, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to: (a) the submission to shareholders of any action requiring the approval of shareholders pursuant to the Business Corporation Law, as it may hereafter be amended, (b) the creation or filling of vacancies in the board of directors, (c) the adoption, amendment or repeal of the bylaws, (d) the amendment, adoption or repeal of any resolution of the board that by its terms is amendable or repealable only by the board, or (e) action on matters committed by the bylaws or resolution of the board to another committee of the board. Each committee of the board shall serve at the pleasure of the board.

    Section 3.2 Committee Rules. Unless the board of directors provides otherwise by resolution each committee shall conduct its business and take action in the same manner as the board conducts its business pursuant to the articles of the Corporation and these bylaws.


                                      ARTICLE IV

                                       OFFICERS

    Section 4.1 Officers and Qualifications. The Corporation shall have a president, a secretary, and a treasurer, each of whom shall be elected or appointed by the board of directors. The board may also elect a chairperson of the board of directors, one or more vice presidents, and such other officers and assistant officers as the board deems necessary or advisable. All officers shall be natural persons of full age. Any two or more offices may be held by the same person. It shall not be necessary for officers to be directors of the Corporation. Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as is provided by or pursuant to these bylaws or in the absence of controlling provisions in these bylaws as is determined by or pursuant to resolutions or orders of the board of directors.

    Section 4.2 Election, Term, and Vacancies. The officers and assistant officers of the Corporation shall be elected by the board of directors at the annual meeting of the board or from time to time as the board shall determine and each officer shall hold office until the next annual meeting of the board and until his or her successor has been duly elected and qualified or until said officer's earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the board of directors and, if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

    Section 4.3  Removal; Resignation; Bond.

         (a) Removal. Any officer or agent of the Corporation may be removed by the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         (b) Resignation. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

         (c) Bond. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

    Section 4.4 Chairperson of the Board. The chairperson of the board of directors, if any, shall preside at all meetings of the shareholders and of the directors at which he or she is present, and shall have such authority and perform such duties as the board of directors may from time to time designate.

    Section 4.5 President. The president shall, in the absence of the chairperson of the board, if any, preside at all meetings of the shareholders and of the board of directors at which he or she is present, and shall be the chief executive officer of the Corporation. Subject to the control of the board of directors and, within the scope of their authority, any committees thereof, the president shall (a) have general and active management of all the business, property and affairs of the Corporation, (b) see that all orders and resolutions of the board of directors and the committees thereof are carried into effect, (c) appoint and remove subordinate officers and agents, other than those appointed or elected by the board of directors, as the business of the Corporation may require, (d) have custody of the corporate seal, or entrust the same to the secretary, (e) act as the duly authorized representative of the board in all matters, except where the board has formally designated some other person or group to act, and (f) in general perform all the usual duties incident to the office of president and such other duties as may be assigned to such person by the board of directors.

    Section 4.6 Vice Presidents. Each vice president, if any, shall perform such duties as may be assigned to him or her by the board of directors or the president. In the absence or disability of the president, the most senior in rank of the vice presidents, if any, shall perform the duties of the president.

    Section 4.7 Secretary. The secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the board of directors, and any committees of the board of directors in one or more books kept for that purpose, (b) have custody of the corporate records, stock books and stock ledger of the Corporation, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the secretary by such shareholder, (d) see that all notices are duly given in accordance with law, the articles, and these bylaws, and (e) in general perform all the usual duties incident to the office of secretary and such other duties as may be assigned to him or her by the board of directors or the president.

    Section 4.8 Assistant Secretary. The assistant secretary, if any, or assistant secretaries if more than one, shall perform the duties of the secretary in his or her absence and shall perform such other duties as the board of directors, the president or the secretary may from time to time designate.

    Section 4.9 Treasurer. The treasurer shall have general supervision of the fiscal affairs of the Corporation. The treasurer shall, with the assistance of the president and managerial staff of the Corporation: (a) see that a full and accurate accounting of all financial transactions is made;
(b) invest and reinvest the capital funds of the Corporation in such manner as may be directed by the board, unless such function shall have been delegated to a nominee or agent; (c) deposit or cause to be deposited in the name and to the credit of the Corporation, in such depositories as the board of directors shall designate, all monies and other valuable effects of the Corporation not otherwise employed; (d) prepare such financial reports as may be requested from time to time by the board; (e) cooperate in the conduct of any annual audit of the Corporation's financial records by certified public accountants duly appointed by the board; and (f) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to him or her by the board of directors or the president.

    Section 4.10 Compensation. Unless otherwise provided by the board, the compensation of each of the officers elected by the board shall be fixed from time to time by the board of directors and the salaries of all other officers of the Corporation shall be fixed from time to time by the president or such other person as may be designated from time to time by the president or the board.

                                      ARTICLE V

                           SHARE CERTIFICATES AND TRANSFERS

    Section 5.1 Certificates. Share certificates shall be in such form as shall be approved by the board of directors and shall state: (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, (b) the name of the person to whom issued, and (c) the number and class of shares and the designation of the series, if any, which the share certificate represents.

         Every share certificate shall be executed by facsimile or otherwise, by or on behalf of the Corporation, by the president or any vice president and countersigned by the treasurer or an assistant treasurer or by the secretary or an assistant secretary.

    Section 5.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer records of the Corporation (which may be kept in written or computer form). Transfers shall be made by the Corporation or its duly authorized agent as required by law. The Corporation shall be entitled to treat the person in whose name shares stand on the books of the Corporation as the owner thereof for all purposes.

    Section 5.3 Lost, Destroyed or Stolen Certificates. If the registered owner of a share certificate claims that the security has been lost, destroyed or wrongfully taken, another may be issued in lieu thereof in such manner and upon such terms as the board of directors may authorize and shall be issued in place of the original security, in accordance with 13 Pa.C.S.
Section 8405(2), if the owner: (a) so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies any other reasonable requirements imposed by the Corporation.


                                      ARTICLE VI

                      MANNER OF GIVING NOTICE, WAIVER OF NOTICE,
                   ACTION WITHOUT MEETING, BY CONFERENCE TELEPHONE
                            AND MODIFICATION OF PROPOSALS

    Section 6.1 Manner of Giving Notice. Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law, as it may hereafter be amended, or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, or by telecopier, to the shareholder's address (or to the shareholder's telecopier number) appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. Notice sent by mail, or by courier service shall be deemed to have been given when deposited in the United States mail or with a courier service for delivery, except that, in the case of directors, notice sent by regular mail shall be deemed to have been given 48 hours after being deposited in the United States mail or, in the case of telecopier, when dispatched.

    Section 6.2 Waiver of Notice. Whenever any written notice is required to be given by statute or the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting, except that, in the case of a special meeting of shareholders, the general nature of the business to be transacted at the meeting shall be so specified in the waiver of notice thereof. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

    Section 6.3 Action by Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the shareholders, of a class of shareholders, or the directors, or of a committee of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing setting forth the action so taken is signed by all the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the directors in office, or by all of the members of such committee in office, as the case may be, and is filed with the secretary of the Corporation.

    Section 6.4 Shareholder Action by Partial Written Consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the Corporation. The action shall not become effective until after at least 10 days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

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

    Section 6.5 Meetings by Means of Conference Telephone. One or more persons may participate in a meeting of the shareholders, of the directors, or of any committee of directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

    Section 6.6 Modifications of Proposals. Whenever the lang-uage of a proposed resolution is included in a written notice of a meeting required to be given by statute or by the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.


                                     ARTICLE VII

                              CERTAIN SHAREHOLDER RIGHTS

    Section 7.1 Financial Reports to Shareholders. Unless other-wise agreed between this Corporation and a shareholder, the Corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more of its subsidiaries. The financial statements shall be mailed by the Corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the Corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; otherwise, each copy shall be accompanied by a statement of the person in charge of the financial records of the Corporation:

         (a) Stating his reasonable belief as to whether or not the financial statements were prepared in accordance with generally

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

accepted accounting principles and, if not, describing the basis of presentation; and

         (b) Describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

    Section 7.2 Inspection of Corporate Records. Every share-holder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in Pennsylvania or at its principal place of business wherever situated.

    Section 7.3 Principles of Neutrality.* Each shareholder of the Corporation acknowledges the importance of an open and unbiased marketplace of ideas in an environment of neutrality, and except as may be specified by a customer with respect to its own records, the search, retrieval and presentation of information by the Corporation shall be conducted in accordance with unbiased technical and quality considerations. Further, to the extent economically feasible, the Corporation shall select participating publishers based on neutral technical and quality considerations, and neither the unpopularity of a publisher's ideas or the competition among publishers shall be grounds to discriminate against a publisher's participation. The Corporation shall provide at a reduced or no charge to the end-user, a portion of its products and services to those who are worthy but needy, and when valued at the market price thereof, two percent of the Corporation's pre-tax income will be so allocated. The Corporation will strive to protect the privacy of its customers and except as permitted by the customer, shall not divulge to unauthorized parties his/her identity or any searches, retrievals or other transactions performed by or for the customer. The Corporation

* Added by Amendment 1/7/93
shall establish procedures to assure compliance with the principles in this
Section 7.3, and each shareholder shall be entitled to information concerning such compliance upon reasonable request for a proper purpose. Nothing in this Section 7.3 shall create any third party beneficiary rights in any person or entity other than a shareholder of the Corporation. Notwithstanding any provision of these by-laws to the contrary, this Section 7.3 may be amended, repealed, replaced or waived only upon the affirmative vote of the holders of at least two-thirds of the shares of the Corporation entitled to vote thereon.


                                     ARTICLE VIII

                 NO PERSONAL LIABILITY; INDEMNIFICATION AND INSURANCE

    Section 8.1 No Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under 15 Pa. C.S. Section 511 and Section 1721 and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (a) the responsibility or liability of such director pursuant to any criminal statute, or (b) the liability of a director for the payment of taxes pursuant to local, state or Federal law. Any repeal, modification or adoption of any provision inconsistent with Section 8.1 shall be prospective only, and neither the repeal or modification of this bylaw nor the adoption of any provision inconsistent with this bylaw shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

    Section 8.2  Mandatory Indemnification of Directors and Certain Other
Persons.

         (a) The Corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the Corporation to provide prior to such

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

amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation or otherwise, (hereinafter, a "proceeding") by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the Corporation, or in any other capacity on behalf of the Corporation while such person is or was serving as a director or officer of the Corporation, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith.

         (b)  Notwithstanding the foregoing, except as provided in Section
8.3 below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

         (c) Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Section 8.2 in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or officer of the Corporation in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Corporation under this Section
8.2 or otherwise.

         (d) The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

    Section 8.3 Payment of Indemnification. If a claim for indemnification under Section 8.2 hereof is not paid in full by the Corporation within 30 days after a written claim therefor has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

    Section 8.4 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Section 8.2 and the right to payment of expenses conferred in Section 8.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements or arrangements as the board of directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of the Corporation.

    Section 8.5 Funding. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this
Article VIII or otherwise.

    Section 8.6 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify such person against such liability under the laws of this or any other state.

    Section 8.7 Modification or Repeal. Neither the modification, amendment, alteration or repeal of this Article VIII or any of its provisions nor the adoption of any provision inconsistent with this Article VIII or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.


                                      ARTICLE IX

                                  GENERAL PROVISIONS

    Section 9.1 Registered Office. The registered office of the Corporation, required by law to be maintained in the Commonwealth of Pennsylvania, shall be 435 Devon Park Drive, Wayne, PA 19087. The principal place of business of the Corporation may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the board of directors.

    Section 9.2 Other Offices. The Corporation may have additional offices and places of business in such places, within or without the Commonwealth of Pennsylvania, as the board of directors may designate or as the business of the Corporation may require.

    Section 9.3 Corporate Seal. The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of organization, and the words "Corporate Seal - Pennsylvania" or such inscription as the board of directors may determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

    Section 9.4 Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January in each year.

    Section 9.5 Amendment of Bylaws. These bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors, regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, except where the power to repeal, adopt or amend a bylaw on any subject is expressly committed to the shareholders by the Business Corporation Law, as it may hereafter be amended, and subject always to the power of the shareholders to change any action taken by the board. Any change in the bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.


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